Exhibit 99.1






                      Kerr-McGee to Webcast Analyst Meeting
                      -------------------------------------

     Oklahoma City, Feb. 11, 2003 - Kerr-McGee Corp. (NYSE: KMG) announced today that it will provide a live internet link of its security analyst meeting on Wednesday, Feb. 19, 2003. The meeting will include presentations by the company's senior management team and will cover the financial and operating outlook for 2003. The meeting is scheduled from 8:45 a.m. ET to approximately 1:00 p.m. ET.
     Interested parties may listen to the analyst meeting via Kerr-McGee's website at www.kerr-mcgee.com. Participants are encouraged to register on the website a minimum of 15 minutes before the start of the meeting. The webcast replay will be archived for 14 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

Media Contact:    Debbie Schramm
                  Direct: 405-270-2877
                  Pager: 888-734-8294
                  dschramm@kmg.com

Investor Contact: Rick Buterbaugh           Joy LaBar
                  405-270-3561              405-270-2262